Exhibit 99.1

BIODELIVERY SCIENCES SIGNS EXCLUSIVE AGREEMENT WITH

PURDUE PHARMA (CANADA) FOR THE LICENSING AND DISTRIBUTION RIGHTS OF BELBUCA® IN CANADA

Raleigh, North Carolina (USA) and Pickering, Ontario (CANADA), July 12, 2017: Today, BioDelivery Sciences International Inc. (NASDAQ: BDSI), a specialty pharmaceutical company with a focus in pain management and addiction medicine, and Purdue Pharma (Canada) announce that they have signed an exclusive agreement for the licensing, distribution, marketing and sale of BELBUCA® (buprenorphine buccal film) in Canada.

BELBUCA® was recently approved by Health Canada for the management of pain severe enough to require daily, continuous, long-term treatment and that is opioid-responsive and for which alternative options are inadequate. BELBUCA® incorporates BDSI’s BioErodible MucoAdhesive (BEMA®) drug delivery technology and is the first and only long-acting opioid that uses novel buccal film technology to deliver buprenorphine for appropriate patients living with chronic pain.

According to the Canadian Pain Society, pain is the most common reason for seeking healthcare, with 1 in 5 Canadian adults suffering from chronic pain.

Dr. Mark A. Sirgo, President and CEO, BioDelivery Sciences International Inc. commented: “We look forward to our partnership with Purdue Pharma (Canada) and expanding the reach of BELBUCA® to patients in Canada who are suffering from chronic pain. We are particularly enthusiastic to be partnering with a company like Purdue given their long history and commitment to pain management as well as their expertise and strong presence in the Canadian pain market. The licensing of BELBUCA® in Canada is a very important step for BioDelivery Sciences in broadening access to BELBUCA® beyond the U.S., and we look forward to the introduction of the product.”

Dr. Craig Landau, President and CEO, Purdue Pharma (Canada) added: “BELBUCA® provides physicians another safe and effective treatment option, when used as indicated, for Canadian patients, deemed appropriate for treatment, who suffer from long-term, chronic pain. We believe the potential benefits of this buprenorphine-containing product are significant, and are enthusiastic at the opportunity to bring this therapeutic option to Canada. This agreement and the subsequent launch of Belbuca® underscores our commitment to pain patients and more broadly, to the field of pain management.”

In return for the licensing and distribution rights to BELBUCA® in Canada, BioDelivery Sciences is eligible to receive upfront and potential milestones of up to $4.5 million CAD as well as royalties on net sales.

About BioDelivery Sciences International, Inc.

BioDelivery Sciences International, Inc. (NASDAQ: BDSI) is a specialty pharmaceutical company with a focus in the areas of pain management and addiction medicine. BDSI is utilizing its novel and proprietary BioErodible MucoAdhesive (BEMA®) technology and other drug delivery technologies to develop and commercialize, either on its own or in partnership with third parties, new applications of proven therapies aimed at addressing important unmet medical needs.

BDSI’s area of focus is the development and commercialization of products in the areas of pain management and addiction. These are areas where BDSI believes its drug delivery technologies and products can best be applied to address critical unmet medical needs. BDSI’s marketed products and those in development address serious and debilitating conditions such as breakthrough cancer pain, chronic pain, and opioid dependence. BDSI’s headquarters is in Raleigh, North Carolina. For more information, please visit: http://www.bdsi.com/. For full U.S. prescribing and safety information on BELBUCA, please visit www.belbuca.com

About Purdue Pharma (Canada)

Purdue Pharma (Canada) is a research-based pharmaceutical company with its headquarters, R&D operations and manufacturing located in Pickering, Ontario. The company is a leader in the research and development of medicines for the treatment of pain and central nervous system disorders (ADHD) and a growing pipeline of prescription and over the counter products. Privately held, Purdue Pharma (Canada) is independently associated with the worldwide Purdue/Napp/Mundipharma network of companies. For more information, please visit: www.purdue.ca

Cautionary Note on Forward-Looking Statements

This press release and any statements of employees, representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the results of the Company’s commercialization and efforts in Canada for BELBUCA described herein) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.

Media Inquiries:

Al Medwar, Senior Vice President, Corporate and Business Development

BioDelivery Sciences International Inc.

Raleigh, NC, United States

amedwar@bdsi.com

Sarah L. Robertson, Director of Communications

Purdue Pharma (Canada),

Pickering, ON, Canada

media@purdue.ca